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                                                                     EXHIBIT 8.1

                        [Letterhead of Latham & Watkins]









                                 June 18, 1998





Health Care Property Investors, Inc.
4675 MacArthur Court, 9th Floor
Newport Beach, California 92660

  Re:  Health Care Property Investors, Inc.
       Registration Statement on Form S-3
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Ladies and Gentlemen:

  We have acted as special counsel to Health Care Property Investors, Inc., a Maryland corporation (the "Company"), in connection with the registration statement on Form S-3 being filed by the Company with the Securities and Exchange Commission in connection with the registration, under the Securities Act of 1933, as amended, of up to $600,000,000 aggregate offering price of securities, consisting of one or more series of debt securities, one or more series of shares of preferred stock, par value $1.00 per share, shares of common stock, par value $1.00 per share and rights to purchase common stock of the Company (together with all exhibits thereto and documents incorporated by reference therein, the "Registration Statement").

  This opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the "Officer's Certificate") and certain facts set forth in the Registration Statement.
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Health Care Property Investors, Inc.
June 18, 1998
Page 2


  In our capacity as such counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

  We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies with any state.

  Based upon the facts set forth in the Registration Statement and Officer's Certificate, it is our opinion that:

  1. Commencing with the Company's taxable year ending December 31, 1985, the Company was organized in conformity with the requirements for qualification as a real estate investment trust, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

  2. The information in the Registration Statement set forth under the caption "Certain Federal Income Tax Considerations to the Company," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

  No opinion is expressed as to any matter not discussed herein.

  This opinion is only being rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or Officer's Certificate may affect the conclusions stated herein.

  This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the
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Health Care Property Investors, Inc.
June 18, 1998
Page 3


Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                                    Very truly yours,

                                    /s/ Latham & Watkins